VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.

Carve-out Financial Statements (unaudited)

September 30, 2016

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.
CARVE-OUT BALANCE SHEETS
(in thousands)

	September 30,
	2016	December 31,
	(unaudited)	2015
Assets
Current assets:
Restricted cash	$1,829	$—
Accounts receivable, net	9,101	6,645
Other receivables, net	297	600
Prepaid expenses and other current assets	2,719	2,082
Total current assets	13,946	9,327
Long term assets:
Property and equipment	11,092	10,384
Accumulated depreciation and amortization	(4,851)	(3,195)
Capitalized software, net of accumulated amortization of
$5,905 and $4,852, respectively	1,543	2,596
Other non-current assets	250	252
Total long term assets	8,034	10,037
Total assets	$21,980	$19,364

Liabilities and Net Parent Investment
Current liabilities:
Accounts payable	$3,873	$5,205
Accrued liabilities	4,419	2,771
Accrued compensation and employee benefits	9,375	6,209
Current deferred revenue	2,222	2,631
Current installments of note payable	15	14
Current installments of obligations under capital lease	—	238
Total current liabilities	19,904	17,068
Long term liabilities:
Deferred revenue - long term	4,079	1,665
Note payable - long term	25	36
Deferred rent, excluding current portion	3,210	2,691
Other non-current liabilities	126	126
Total liabilities	27,344	21,586

Commitments and contingencies (See Note 7)

Net Parent Investment	(5,364)	(2,222)
Total liabilities and Net Parent Investment	$21,980	$19,364

See accompanying notes to carve-out financial statements

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.
CARVE-OUT STATEMENTS OF OPERATIONS (unaudited)
(in thousands)

	Nine months	Nine months
	ended	ended
	September 30,	September 30,
	2016	2015
Revenue:
Transformation	$6,006	$4,093
Platform and operations	69,760	51,907
Total revenue	75,766	56,000
Expenses:
Cost of revenue (exclusive of depreciation and
amortization presented separately below)	46,453	36,089
Selling, general and administrative	30,482	19,433
Research and development	6,806	8,318
Depreciation and amortization	2,242	2,324
Total expenses	85,983	66,164
Loss from operations	(10,217)	(10,164)
Interest expense - Net	(303)	(11)
Other income - Net	248	96
Loss before income taxes	(10,272)	(10,079)
Income tax provision	50	13
Net loss	$(10,322)	$(10,092)

See accompanying notes to carve-out financial statements

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.
CARVE-OUT STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Nine Months	Nine Months
	ended	ended
	September 30,	September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(10,322)	$(10,092)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,242	2,324
Allowance for doubtful accounts	—	19
Noncash stock-based compensation	2,162	812
Changes in operating assets and liabilities:
Increase in restricted cash	(1,829)	—
Increase in trade accounts receivable	(2,456)	(3,961)
Decrease in other receivables	303	362
Increase in prepaid expenses and other current assets	(637)	(3,063)
Decrease (increase) in other non-current assets	2	(144)
(Decrease) increase in accounts payable	(1,394)	3,742
Increase in accrued liabilities	1,794	1,232
Increase in accrued compensation and employee benefits	3,166	1,766
Increase in deferred revenue	2,006	144
Increase in deferred rent	371	1,408
Increase in other non-current liabilities	—	126
Net cash used in operating activities	(4,592)	(5,325)

Cash flows from investing activities:
Purchases of property and equipment	(178)	(4,413)
Capitalized software	—	(844)
Net cash used in investing activities	(178)	(5,257)

Cash flows from financing activities:
Payments on notes payable	(11)	(10)
Principal payments under capital lease obligations	(238)	(487)
Net transfers from Parent	5,019	11,079
Net cash provided by financing activities	4,770	10,582

Net change in cash and cash equivalents	—	—
Cash—Beginning of period	—	—
Cash—End of period	$—	$—

Supplemental disclosures of noncash investing and financing activities:
Purchases of property and equipment accrued, not paid	$61	$214

See accompanying notes to carve-out financial statements

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.
Notes to Carve-out Financial Statements (unaudited)
September 30, 2016
(in thousands)

(1)	Organization and Basis of Presentation

(a)	Organization

The accompanying carve-out financial statements present the historical financial position, results of operations and cash flows of Valence Health, Inc. excluding Cicerone Health Solutions, Inc., which reflects the business activities acquired by Evolent (collectively, the “Business”) from Valence Health, Inc. (“Parent” or “Valence”).

(b)	Description of Business

The Business operates three lines of business, providing services to customers in the healthcare industry. Health Plan Services provides a full suite of third‑party administration and outsourced management services, including medical, financial, analytic, and call center services. Population Health Services (“PH Services”) delivers data capture and aggregation, analytic and reporting tools to providers through a software‑as‑a‑service platform. Advisory Services provides strategy assessment and implementations and operations guidance. The Business services its clients throughout the United States from its offices in Chicago, Illinois and Corpus Christi, Bedford and Austin, Texas.

(c)	Acquisition by Evolent

On July 12, 2016, Valence entered into an agreement and plan of merger (the “Merger Agreement”) with Evolent Health, Inc. (“Evolent”), through which Evolent agreed to purchase, subject to the terms and conditions of the Merger Agreement, the Business for a combination of cash and Evolent stock. The merger was completed on October 3, 2016.

(d)	Reorganization by Valence

In conjunction with the merger, on October 2, 2016, one day before the effective date of the merger, Valence entered into an Asset and Liability Transfer Agreement (the “Transfer Agreement”) with Cicerone Health Solutions, Inc. (“Cicerone”) to contribute certain assets and liabilities to Cicerone that represent those which are not part of the Business acquired by Evolent.

(e)	Basis of Presentation

The Business has not historically constituted a separate legal group and stand-alone financial statements have not previously been prepared for the Business. These carve-out financial statements have been prepared on a standalone basis derived from the financial statements and related accounting records of Valence and have been prepared specifically for the purpose of facilitating the purchase of the Business by Evolent, as discussed above. The accompanying carve-out financial statements include revenues generated by the Business, direct operating expenses and other costs and expenses attributable to the Business, and the assets and liabilities that management has determined are specifically attributable to the Business. As such, the carve-out financial statements reflect the historical results of operations, financial position, and cash flows of the Business as they were historically managed, and are presented in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

The carve-out balance sheet reflects those assets and liabilities that represent elements of the historical financial position of the Business as well as assets and liabilities retained by the Business as a consequence of the Merger and Transfer Agreements. The cash held by the Parent was not specifically identifiable to the Business and therefore was not allocated. Third-party debt held by the Parent has not been allocated to the Business, however related interest expense has been reflected in the statement of operations based upon an allocation methodology that reflects the Business’s respective portion of the working capital requirements.

Intercompany transactions with Valence are considered to be settled for cash in the carve-out cash flow statement in the same period as reported by the Parent. Current income taxes are deemed to have been remitted to Valence in the period the related expenses were recorded. . The total net effect of the settlement of these intercompany transactions is reflected in the carve-out cash flow statement as a financing activity and in the carve-out balance sheet within Net Parent Investment. Net Parent Investment represents the Business’s cumulative earnings (loss) as adjusted for cash distributions to and cash contributions from the Parent. A discussion of the relationship with Valence, including a description of the costs allocated to the Business, is included in Note 6 - Related Party Transactions.

The carve-out financial statements reflect allocations of direct and indirect expenses related to certain support functions that are provided on a centralized basis by Valence. These expenses have been allocated to the Business on the basis of direct usage when identifiable, with others allocated based on relevant criteria. Management believes the assumptions underlying the carve-out financial statements, including the assumptions regarding allocation of expenses, are reasonable. Nevertheless, the carve-out financial statements may not include all of the actual expenses that would have been incurred by the Business and may not reflect the Business’s financial position, results of operations and cash flows that would have been reported if the Business had been a stand-alone entity during the period presented.

(2)	Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major betterments and improvements are capitalized. Property and equipment are depreciated over the estimated useful lives of the assets. Leasehold improvements are amortized over the estimated economic life of the asset or the term of the lease, whichever is shorter. Depreciation and amortization expense was $1,283 and $1,553 for the nine months ended September 30, 2016 and 2015, respectively.

When property or equipment is sold or retired, the related cost and accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations. Long‑lived assets are reviewed for impairment when changes in circumstances indicate that the carrying amount of the assets may not be recoverable. There were no impairment charges for the nine month periods ending September 30, 2016 and 2015.

(3)	Debt and Loan and Security Agreement

Note payable:

As of September 30, 2016, note payable was $40, including $15 of current installments due. The note payable to landlord was made in connection with tenant improvements at 600 West Jackson, the Parent’s previous headquarters, and is due in March 2019, payable in equal monthly installments of principal and interest of $1. Interest on the note accrues at 6.75% per annum. The note is not collateralized.

The amounts associated with notes payable recorded by the Parent have been specifically allocated to the Business based on the terms of the Merger and Transfer Agreements.

(4)	Net Parent Investment

(a)	Accumulated Net Contributions from Parent

Accumulated Net Contributions from Parent represents Valence’s historical investment in the Business, the Business’s accumulated net earnings after tax, and the net effect of transactions with and allocations from Valence, including general financing activities, cash transfers for capital expenditures and allocations of Valence costs.

(b)	Director and Employee Restricted Stock Notes Receivable

Some purchases of restricted stock by members of management have been financed by notes receivable due to the Parent. These notes receivable are secured by a security interest in the restricted shares of stock that have been purchased.

On October 3, 2016, in conjunction with the close of the Acquisition, all director and employee restricted stock notes receivable balances due were paid in full. As such, the director and employee restricted stock notes receivable balance and all related interest income recorded by the Parent have been excluded from the Business and are not recorded in the carve-out financial statements.

(5)	Income Taxes

The Business has historically been included in the Parent’s federal income tax return and as part of a unitary group/combined return in relevant states. For purposes of these carve-out financial statements, income taxes related to the Business have been presented as if it were a separate taxpayer. Under this approach, the Business determines its current tax liability, deferred tax assets and liabilities and related tax expense as if it were filing separate tax returns in each tax jurisdiction.

Tax attributes such as net operating loss carryovers have been recognized by the Parent and by the Business. Because the Business is part of the same legal entity that generated many of these tax attributes, the Parent has estimated the amount of certain attributes attributable to the Business. These attributes, although disclosed herein, may not be transferred in certain transactions.

Income tax expense was $50 and $13 for the nine months ended September 30, 2016 and 2015, respectively.

The Business maintains a full valuation allowance against net deferred taxes assets. The valuation allowance was $12,912 at December 31, 2015. The valuation allowance increased $3,222 during the nine months ended September 30, 2016, which resulted in a valuation allowance of $16,134 at September 30, 2016. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers historical cumulative losses, the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income (particularly in near‑term periods), and tax planning strategies in making this assessment. When the Business determines that it is more likely than not that it will be able to realize the benefits of its deferred tax assets based on actual or projected future earnings, it may reverse all or a part of the valuation allowance.

The effective tax rate of (1%) and 0% for the nine months ended September 30, 2016 and 2015 varied from the 34% federal statutory rate primarily as a result of a change in the valuation allowance.

(6)	Related Party Transactions

(a)	Corporate Expenses

The Business has historically operated as part of Valence and not as a stand-alone company. Accordingly, all expenses represent shared costs that have been allocated to the Business based on an appropriate methodology, and are reflected as expenses in these financial statements. These amounts include, but are not limited to, items such as general management and executive oversight, costs to support the Business’s information technology infrastructure, facilities, compliance, human resources, marketing, legal and finance functions, Parent benefit plan administration, risk management, and stock-based compensation administration. The carve-out financial statements reflect allocated expenses associated with these centralized Parent support functions. These corporate allocations are based on one of two utilization measures: 1) full time equivalents and 2) revenue. Generally such amounts have been deemed to have been paid by the Business in the year in which the payments have been made by Valence.

Management considers the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to the Business for purposes of the carve-out financial statements; however, the expenses reflected in these financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Business had operated as a separate stand-alone entity. In addition, the expenses reflected in the financial statements may not be indicative of expenses that will be incurred in the future by the Business.

(b)	Programs Administered by Valence

In addition to the corporate allocations described above, the Business was allocated expenses related to certain business insurance, medical insurance and benefit plan programs the Parent administers on behalf of the Business. These amounts are allocated using one of the two methodologies described above.

(7)	Commitments and Contingencies - Legal Proceedings

The Parent is named in various claims and legal actions in the normal course of its activities and records a liability when the loss is probable and the loss amount can be reasonably estimated.

At September 30, 2016, the Parent recognized an expense of $1,200 by recording an accrued liability associated with a potential loss for certain litigation. This liability is included in accrued liabilities on the carve-out balance sheet because it is specifically attributable to the Business based on the terms of the Merger and Transfer Agreements.

(8)	Subsequent Events

The Business has evaluated subsequent events from the balance sheet date through December 16, 2016, the date at which the financial statements were available to be issued.

The Company has noted no other subsequent events other than the following:

•	Closing of the acquisition by Evolent as described in Note 1 and

•	Reorganization of Valence as described in Note 1.